AMENDMENT OF SHAREHOLDER SERVICES AGREEMENT


                  This Amendment to the Shareholder Services Agreement (the "Agreement") by and between American Funds Service Company (hereinafter "AFS") and Endowments (hereinafter called the "Trust") is dated as of the first day of August, 2002.

                  WHEREAS, AFS and the Trust entered into the Agreement with regard to certain shareholder services to be performed by AFS; and

                  WHEREAS, under the requirements of Section 352 of Title III of the PATRIOT Act and rules thereunder, the Trust has approved an anti-money laundering policy and procedures ("AML Program") reasonably designed to detect, prevent and, as applicable, report money laundering and fraud, as well as to identify potential terrorists; and

                  WHEREAS, AFS and the Trust desire to amend said Agreement in the manner hereinafter set forth;

                  NOW THEREFORE, pursuant to Section 5 of the Agreement, AFS and the Trust hereby amend the Agreement as follows:

                  1. Section 2 is amended to read as follows:

                  The Trust, which has separate series, each of which is a fund, hereby employs AFS, and AFS hereby accepts such employment by the Trust, as its transfer agent. In such capacity AFS will provide the services of stock transfer agent, dividend disbursing agent, redemption agent, and such additional related services as the Trust or its funds may from time to time require. In addition, AFS assumes responsibility for the Trust's implementation and compliance with the procedures set forth in the Anti-Money Laundering ("AML") Program of the Trust and does hereby agree to provide all records relating to the AML Program to any federal examiner of the Trust upon request.

                  IN WITNESS THEREOF, AFS and the Trust have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above.

ENDOWMENTS



BY:/s/ Patrick F. Quan
   -------------------------------------
Name:    Patrick F. Quan
         -------------------------------
Title:   Vice President and Secretary
         -------------------------------
Date:    November 21, 2002
     -----------------------------------

AMERICAN FUNDS SERVICE COMPANY


BY:/s/ Angela M. Mitchell
   -------------------------------------

Name: Angela M. Mitchell
     -----------------------------------
Title:    Secretary
      ----------------------------------
Date:    November 21, 2002
     -----------------------------------

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